                                                                     Exhibit 5.1

                                 August 12, 1999

ACE Limited
The ACE Building
30 Woodbourne Avenue
Hamilton, HM 08, Bermuda

     Re:  ACE Limited
          Registration Statement on Form S-3
          ----------------------------------

Dear Sirs:

     We have acted as Cayman Islands counsel to ACE Limited (the "Company") in connection with the registration of Ordinary Shares, Preferred Shares, Debt Securities, Warrants to Purchase Ordinary Shares (the "Ordinary Share Warrants"), Warrants to Purchase Preferred Shares (the "Preferred Share Warrants"), Warrants to Purchase Debt Securities (the "Debt Warrants"; the Ordinary Share Warrants, Preferred Share Warrants and Debt Warrants are collectively referred to as the "Warrants") and Stock Purchase Contracts of the Company under the Securities Act of 1933, as amended, in accordance with the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on May 20, 1999, as amended by Pre-Effective Amendment No. 1 to the Registration Statement filed with the Securities and Exchange Commission on August 6, 1999, as amended by Pre-Effective Amendment No. 2 filed with the Securities and Exchange Commission on August 12, 1999 (collectively, the "Registration Statement").

     In rendering the opinions expressed herein, we have examined and are familiar with the Registration Statement as an exhibit to which this opinion will be filed. We have also examined such other documents and instruments (including the Company's Memorandum and Articles of Association, as amended) and have made such further investigation as we have deemed necessary or appropriate in connection with this opinion.

     We have relied in giving this opinion on certifications, given by the Company's officers. We have assumed that there will be no intervening changes to the structure of the proposed issue, nor to the Company's Memorandum or Articles of Association, the laws of the Cayman Islands or any other relevant matter.

     Based upon and subject to the foregoing, and having regard for legal considerations which we deem relevant, we are of the opinion that:

     (i) On the basis that the contractual consideration (being worth not less than the par value) for the Ordinary Shares (including the Ordinary Shares issuable upon the exercise of the Ordinary Share Warrants) is duly transferred to, and received by, the Company, such Ordinary Shares issued or to be issued may properly be registered in the Company's share register and credited as fully paid under Cayman Islands law.

     (ii) On the basis that the contractual consideration (being worth not less than the par value) for the Preferred Shares (including the Preferred Shares issuable upon the exercise of the Preferred Share Warrants), when the terms of such Preferred Shares are set, is duly transferred to, and received by, the Company, such Preferred Shares issued or to be issued may properly be registered in the Company's share register and credited as fully paid under Cayman Islands law.

     (iii) Fully paid shares are not subject to further calls or assessments by the Company.

     (iv) The Company has been incorporated as an exempted company under the Companies Law (1995 Revision) of the Cayman Islands and the liability of its shareholders is limited to the amount, if any, unpaid on their shares (per Clause 5 of the Company's Memorandum of Association). On
            the basis that all such shares are fully paid, there is no rule of Cayman Islands law that would impose any further liability on persons holding shares in the Company, merely by reason of such shareholding.

     (v)    The ACE INA Senior Indenture is duly authorized by ACE.

     (vi)   The ACE INA Subordinated Indenture is duly authorized by ACE.

     (vii)  The Guaranty is duly authorized by ACE.

     (viii) The ACE Senior Indenture is duly authorized by ACE.

     (ix)   The ACE Senior Notes are duly authorized by ACE.

     (x)    The ACE Subordinated Indenture is duly authorized by ACE.

     (xi)   The ACE Subordinated Notes are duly authorized by ACE.

     (xii)  The Warrant Agreements are duly authorized by ACE.

     (xiii) The Warrants, when the terms of such are set by the Pricing Committee of ACE, will be duly authorized by ACE.

     (xiv)  The Stock Purchase Contracts are duly authorized by ACE.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to this firm in such Registration Statement.

                                Yours faithfully,



                                Maples and Calder